UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ashford Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	46-5292553 (I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-A amends and supplements the registration statement on Form 8-A filed by Ashford Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on November 17, 2014, as amended by Amendment No. 1 to the registration statement on Form 8-A filed by the Registrant with the SEC on November 1, 2016 (as amended, the “Registration Statement”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Item 1 of the Registration Statement is hereby amended and supplemented by adding the following:

On April 6, 2018, the Registrant and Computershare Trust Company, N.A., as Rights Agent, entered into Amendment No. 2 (“Amendment No. 2”) to the Amended and Restated Rights Agreement, dated as of August 12, 2015, as previously amended by Amendment No. 1 to the Amended and Restated Rights Agreement, dated October 31, 2016 (as amended, the “Rights Agreement”).

Pursuant to Amendment No. 2, the Rights Agreement was amended to (i) extend the Final Expiration Date with respect to the Registrant’s Rights (each as defined under the Rights Agreement) until the date of the Registrant’s 2018 annual meeting of stockholders and (ii) exclude Monty J. Bennett, Archie Bennett Jr. and their respective Affiliates and Associates (each as defined in the Rights Agreement) from the definition of “Acquiring Person.”

The foregoing description of Amendment No. 2 does not purport to be complete and is subject to, and qualified in its entirety, by the full text of Amendment No. 2, which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 2. Exhibits

The documents listed below are filed as exhibits to this Registration Statement.

Exhibit Number	Description

4.1

Amended and Restated Rights Agreement, dated August 12, 2015, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 10.3 to Ashford Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2015).

4.2

Amendment No. 1 to the Amended and Restated Rights Agreement, dated October 31, 2016, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C (incorporated herein by reference to Exhibit 4.1 to Ashford Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016).

4.3

Amendment No. 2 to the Amended and Restated Rights Agreement, dated April 6, 2018, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Rights Certificate as Exhibit 1, and the Summary of Rights as Exhibit 2 (incorporated herein by reference to Exhibit 4.1 to Ashford Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2018).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASHFORD INC.

By:	/s/ Deric S. Eubanks
Deric S. Eubanks
Chief Financial Officer

Dated: April 9, 2018

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